Exhibit 99

NEWS RELEASE

FOR IMMEDIATE RELEASE	Media contacts:
January 22, 2013	Peter Thonis
212-395-2355
peter.thonis@verizon.com

Bob Varettoni
908-559-6388
robert.a.varettoni@verizon.com

Verizon Reports Strong Revenue and Customer Growth for

Verizon Wireless and FiOS Services in 4Q 2012

Earnings Impacted by Previously Announced Non-Operational Charges

4Q 2012 HIGHLIGHTS

Wireless

•	8.5 percent year-over-year increase in service revenues in 4Q 2012; 8.4 percent year-over-year increase in retail service revenues.

•

2.2 million retail net additions, excluding acquisitions and adjustments, including a record-high 2.1 million retail postpaid net connections; low retail postpaid churn of 0.95 percent; 98.2 million total retail connections, 92.5 million total retail postpaid connections.

•	4G LTE service now available to more than 273 million people in 476 markets across the U.S.

Wireline

•	4.1 percent year-over-year increase in consumer revenues; consumer ARPU (average revenue per user) up 9.5 percent year over year, to $105.63.

•	144,000 FiOS Internet and 134,000 FiOS Video net additions, with continued increased sales penetration for both services; 5.4 million total FiOS Internet, 4.7 million total FiOS Video customers.

Verizon News Release, page 2

Consolidated Earnings

•

A loss of $1.48 in earnings per share (EPS), compared with a loss of 71 cents per share in 4Q 2011, impacted by non-cash pension items in both quarters and additional non-operational debt retirement and other restructuring items in 4Q 2012.

•	A 7-cent-per-share impact due to Superstorm Sandy yielded 38 cents per share in adjusted EPS (non-GAAP), compared with 52 cents in adjusted EPS in 4Q 2011.

NEW YORK – Verizon Communications Inc. (NYSE, Nasdaq: VZ) today reported strong customer and revenue growth in Verizon Wireless and Verizon FiOS services in fourth-quarter 2012 -- positioning the company well for 2013.

Verizon Wireless reported record-setting customer additions in the quarter, while Verizon FiOS customer additions were higher in fourth-quarter 2012 than in the prior two quarters, despite the impact of Superstorm Sandy.

“Verizon seized growth opportunities in the fourth quarter to cap a year of solid progress across the entire business,” said Lowell McAdam, Verizon chairman and CEO. “We delivered a total return of 13.2 percent to shareholders in 2012, and we enter 2013 ready to accelerate the momentum we’ve achieved and create significant shareholder value in the years to come.”

4Q and Full-Year Earnings Results

Due to the impact of non-operational items announced earlier this month, Verizon reported a loss of $1.48 in EPS in fourth-quarter 2012, compared with a fourth-quarter 2011 loss of 71 cents per share.

A reduction of 7 cents per share due to impacts from Superstorm Sandy, yielded a total of 38 cents per share in adjusted fourth-quarter 2012 earnings (non-GAAP). Fourth-quarter 2012 charges totaled $1.86 per share: $1.55 per share related to severance, pension and benefit charges primarily for the annual actuarial valuation of Verizon’s benefit plans as well as the annuitization

Verizon News Release, page 3

of various pension liabilities during the quarter, and 31 cents per share related to the early retirement of debt and other restructuring activities.

Comparable adjusted fourth-quarter 2011 earnings of 52 cents per share excluded charges of $1.23 per share, primarily related to the valuation of pension plans.

On an annual basis, Verizon reported 31 cents in 2012 EPS, compared with 85 cents per share in 2011. Adjusted annual EPS (non-GAAP) was $2.24 in 2012, compared with $2.15 in 2011.

Revenue Growth Across All Strategic Areas; Continued Strong Cash Flow

In fourth-quarter 2012, Verizon’s consolidated quarterly operating revenues exceeded $30.0 billion for the first time in company history. This represented a 5.7 percent increase compared with fourth-quarter 2011 and was the company’s highest year-over-year quarterly growth rate in 2012.

For full-year 2012, Verizon’s revenues totaled $115.8 billion, an increase of 4.5 percent, or $5.0 billion, compared with 2011. In fourth-quarter 2012, Verizon saw year-over-year revenue increases across all strategic growth areas: 8.5 percent for Verizon Wireless service revenues, 15.7 percent for FiOS revenues and 5.3 percent for strategic enterprise services.

Cash flow from operating activities totaled $31.5 billion in 2012, an increase of 5.7 percent compared with $29.8 billion in 2011.

Capital expenditures were $16.2 billion in 2012, including $135 million in companywide capital related to Superstorm Sandy recovery efforts, and totaled about $70 million less than in 2011. Free cash flow (non-GAAP, cash flow from operations less capex) was $15.3 billion for the year, an increase of 13.1 percent compared with $13.5 billion in 2011.

Verizon News Release, page 4

Verizon maintained a strong balance sheet, with year-end 2012 total debt of $52.0 billion, down from $55.2 billion at year-end 2011.

Verizon Wireless Delivers Record-High Customer Additions and Strong Revenue Growth

In fourth-quarter 2012, Verizon Wireless delivered the highest number of retail postpaid net additions of any quarter in its history, strong growth in revenues, an increase in smartphone penetration, and continued low retail postpaid churn.

Wireless Financial Highlights

•

Total revenues were $20.0 billion in fourth-quarter 2012, up 9.5 percent year over year. Service revenues in the quarter totaled $16.4 billion, up 8.5 percent year over year. Retail service revenues grew 8.4 percent year over year, to $15.8 billion.

•	For full-year 2012, total revenues were $75.9 billion, up 8.1 percent over full-year 2011, and service revenues were $63.7 billion in 2012, up 7.7 percent year over year.

•

Retail postpaid ARPA (average revenue per account) grew 6.6 percent over fourth-quarter 2011, to $146.80 per month. As customers continue to add multiple devices to accounts following the introduction of the Share Everything Plan in June, Verizon Wireless now reports ARPA instead of ARPU since customers can share data among multiple devices.

•

In fourth-quarter 2012, wireless operating income margin was 24.0 percent and segment EBITDA margin on service revenues (non-GAAP) was 41.4 percent, down 80 basis points from fourth-quarter 2011. For full-year 2012, operating income margin was 28.7 percent, up 230 basis points from full-year 2011; segment EBITDA margin was 46.6 percent, up 180 basis points year over year.

Wireless Operational Highlights

•

Verizon Wireless added 2.2 million net retail connections in the fourth quarter, including a record-high 2.1 million retail postpaid net connections. The company added 5.0 million net retail postpaid connections in 2012, the most in four years. These additions exclude acquisitions and adjustments.

•	At the end of 2012, the company had 98.2 million retail connections, a 6.6 percent increase year over year -- including 92.5 million retail postpaid connections.

Verizon News Release, page 5

•

Verizon Wireless had 35.1 million retail postpaid accounts at the end of the fourth quarter, a 1.4 percent increase over the fourth quarter 2011, and an average of 2.6 connections per account, up 4.3 percent year over year.

•	At year-end 2012, smartphones accounted for more than 58 percent of the Verizon Wireless retail postpaid customer phone base, up from 53 percent at the end of third-quarter 2012.

•	Retail postpaid churn was 0.95 percent in the fourth quarter and retail churn was 1.24 percent, both up 1 basis point year over year.

•

Verizon Wireless continued to roll out its 4G LTE mobile broadband network, the largest 4G LTE network in the U.S. As of today (Jan. 22), Verizon Wireless 4G LTE service is available to more than 273 million people -- close to 89 percent of the population -- in 476 markets across the U.S.

•

The company continued to enhance its device lineup with new smartphones and tablets. In the fourth quarter, Verizon Wireless launched eight 4G LTE smartphones: the DROID RAZR HD and DROID RAZR MAXX HD by Motorola; Windows Phone 8X by HTC; Nokia Lumia 822; Samsung Galaxy Note II; Spectrum 2 by LG; Samsung Galaxy Stratosphere II; and the DROID DNA by HTC. In addition, Verizon Wireless launched three tablets in the quarter: the Samsung Galaxy Tab 2, Apple iPad with Retina display and Apple iPad mini.

•

Verizon Wireless announced it will begin offering shared data plans for business on Jan. 24, 2013, with the Share Everything Plan for Small Business and the Nationwide for Business Data Packages and Plans.

Wireline Reports Continued Strong FiOS Customer and Revenue Growth

In the Wireline segment, FiOS customer growth in fourth-quarter 2012 was greater than in the prior two quarters, despite the disruption caused by Superstorm Sandy. In global enterprise and wholesale, increased sales of strategic services continued to help mitigate lower revenues resulting from secular and global economic impacts.

Wireline Financial Highlights

•

Fourth-quarter 2012 operating revenues were $10.0 billion, a decline of 1.5 percent compared with fourth-quarter 2011. Consumer revenues grew 4.1 percent compared with fourth-quarter 2011. On an annual basis, 2012 consumer revenues totaled $14.0 billion, an increase of 3.2 percent compared with 2011 and Verizon’s highest annual revenue growth rate in consumer wireline in 10 years.

Verizon News Release, page 6

•	Consumer ARPU for wireline services increased to $105.63 in fourth-quarter 2012, up 9.5 percent compared with fourth-quarter 2011.

•

ARPU for FiOS customers continues to be more than $150. FiOS services produced about 68 percent of consumer wireline revenues in fourth-quarter 2012. About two-thirds of FiOS consumer customers have purchased a “triple play” of phone, Internet and video services.

•

Global enterprise revenues totaled $3.8 billion in the quarter, down 2.1 percent compared with fourth-quarter 2011. Sales of strategic services increased 5.3 percent compared with fourth-quarter 2011 and represented 54 percent of global enterprise revenues. Strategic services include Verizon Terremark cloud and data center services, security and IT solutions, advanced communications, and strategic networking.

•

For 2012, wireline operating income margin was 0.2 percent and wireline EBITDA margin (non-GAAP) was 21.3 percent, including the negative impact of fourth-quarter storm recovery. Excluding identifiable storm impacts (non-GAAP), wireline operating income margin was 1.0 percent and wireline EBITDA margin was 22.1 percent.

Wireline Operational Highlights

•

Verizon added 144,000 net new FiOS Internet connections and 134,000 net new FiOS Video connections in fourth-quarter 2012. Verizon had a total of 5.4 million FiOS Internet and 4.7 million FiOS Video connections at the end of the quarter, representing year-over-year increases of 12.6 percent and 13.3 percent, respectively.

•

FiOS penetration (subscribers as a percentage of potential subscribers) continued to increase. FiOS Internet penetration was 37.3 percent at the end of fourth-quarter 2012, compared with 35.5 percent at the end of fourth-quarter 2011. In the same periods, FiOS Video penetration was 33.3 percent, compared with 31.5 percent. The FiOS network passed 17.6 million premises at year-end 2012.

•

Broadband connections totaled 8.8 million at year-end 2012, a 1.4 percent year-over-year increase. Revenues from broadband connections grew 3.1 percent -- to $3.5 billion for full-year 2012 -- over the same period, driven by customer purchases of higher-speed FiOS services.

•

Verizon has been replacing high-maintenance portions of its residential copper network with fiber optics to provide enhanced services and to reduce ongoing repair costs. In 2012, Verizon migrated 223,000 homes to fiber, which contributed to an 11 percent improvement in trouble reports across Verizon’s entire copper network for the year. The company has a target of 300,000 additional migrations within FiOS markets in 2013.

•

To meet rapidly growing customer-traffic demands, Verizon deployed additional 100G (gigabits per second) technology on network routes in the U.S. and Europe in fourth-quarter 2012. In the U.S., these high-capacity routes included Atlanta to Tampa, Kansas City to Dallas and Salt Lake City to Seattle. During 2012, the company added 13,000 miles to its 100G network in the U.S.

Verizon News Release, page 7

•

Verizon Enterprise Solutions completed agreements with multinational and U.S. corporations The Coca-Cola Company, Hongkong and Shanghai Hotels Ltd., Bridgestone Americas, CME Group, Redbox and Shred-It for advanced business technology solutions.

•

Verizon Enterprise Solutions launched a comprehensive cloud and data center infrastructure portfolio specifically designed to help the health care industry meet the federal Health Insurance Portability and Accountability Act (HIPAA) requirements for safeguarding electronic protected health information.

NOTE: See the accompanying schedules and www.verizon.com/investor for reconciliations to generally accepted accounting principles (GAAP) for non-GAAP financial measures cited in this document.

Verizon Communications Inc. (NYSE, Nasdaq: VZ), headquartered in New York, is a global leader in delivering broadband and other wireless and wireline communications services to consumer, business, government and wholesale customers. Verizon Wireless operates America’s most reliable wireless network, with more than 98 million retail connections nationwide. Verizon also provides converged communications, information and entertainment services over America’s most advanced fiber-optic network, and delivers integrated business solutions to customers in more than 150 countries, including all of the Fortune 500. A Dow 30 company with nearly $116 billion in 2012 revenues, Verizon employs a diverse workforce of 183,400. For more information, visit www.verizon.com.

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NOTE: This presentation contains statements about expected future events and financial results that are forward-looking and subject to risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The following important factors could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: adverse conditions in the U.S. and international economies; competition in our markets; material changes in available technology or technology substitution; disruption of our key suppliers’ provisioning of products or services; changes in the regulatory environments in which we operate, including any increase in restrictions on our ability to operate our networks; breaches of network or information technology security, natural disasters, terrorist attacks or significant litigation and any resulting financial impact not covered by insurance; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing; changes in our accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; significant increases in benefit plan costs or lower investment returns on plan assets; and the inability to implement our business strategies.

Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/11	% Change	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	% Change

Operating Revenues	$ 30,045	$ 28,436	5.7	$ 115,846	$ 110,875	4.5

Operating Expenses
Cost of services and sales	13,069	12,090	8.1	46,275	45,875	0.9
Selling, general and administrative expense	16,008	13,278	20.6	39,951	35,624	12.1
Depreciation and amortization expense	4,137	4,180	(1.0)	16,460	16,496	(0.2)

Total Operating Expenses	33,214	29,548	12.4	102,686	97,995	4.8

Operating Income (Loss)	(3,169)	(1,112)	*	13,160	12,880	2.2
Equity in earnings of unconsolidated businesses	87	97	(10.3)	324	444	(27.0)
Other income and (expense), net	(1,079)	(84)	*	(1,016)	(14)	*
Interest expense	(575)	(703)	(18.2)	(2,571)	(2,827)	(9.1)

Income (Loss) Before (Provision) Benefit for Income Taxes	(4,736)	(1,802)	*	9,897	10,483	(5.6)
(Provision) Benefit for income taxes	2,810	1,590	76.7	660	(285)	*

Net Income (Loss)	$ (1,926)	$ (212)	*	$ 10,557	$ 10,198	3.5

Net income attributable to noncontrolling interest	$ 2,303	$ 1,811	27.2	$ 9,682	$ 7,794	24.2
Net income (loss) attributable to Verizon	(4,229)	(2,023)	*	875	2,404	(63.6)

Net Income (Loss)	$ (1,926)	$ (212)	*	$ 10,557	$ 10,198	3.5

Basic Earnings (Loss) per Common Share
Net income (loss) attributable to Verizon	$ (1.48)	$ (.71)	*	$ .31	$ .85	(63.5)

Weighted average number of common shares (in millions)	2,862	2,835		2,853	2,833

Diluted Earnings (Loss) per Common Share (1)
Net income (loss) attributable to Verizon	$ (1.48)	$ (.71)	*	$ .31	$ .85	(63.5)

Weighted average number of common shares- assuming dilution (in millions)	2,862	2,835		2,862	2,839

Footnotes:

(1)	If there is a net loss, diluted EPS is the same as basic EPS. Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)

Unaudited	12/31/12	12/31/11	$ Change

Assets
Current assets
Cash and cash equivalents	$ 3,093	$ 13,362	$ (10,269)
Short-term investments	470	592	(122)
Accounts receivable, net	12,576	11,776	800
Inventories	1,075	940	135
Prepaid expenses and other	4,021	4,269	(248)

Total current assets	21,235	30,939	(9,704)

Plant, property and equipment	209,575	215,626	(6,051)
Less accumulated depreciation	120,933	127,192	(6,259)

	88,642	88,434	208

Investments in unconsolidated businesses	3,401	3,448	(47)
Wireless licenses	77,744	73,250	4,494
Goodwill	24,139	23,357	782
Other intangible assets, net	5,933	5,878	55
Other assets	4,128	5,155	(1,027)

Total Assets	$ 225,222	$ 230,461	$ (5,239)

Liabilities and Equity
Current liabilities
Debt maturing within one year	$ 4,369	$ 4,849	$ (480)
Accounts payable and accrued liabilities	16,182	14,689	1,493
Other	6,405	11,223	(4,818)

Total current liabilities	26,956	30,761	(3,805)

Long-term debt	47,618	50,303	(2,685)
Employee benefit obligations	34,346	32,957	1,389
Deferred income taxes	24,677	25,060	(383)
Other liabilities	6,092	5,472	620

Equity
Common stock	297	297	—
Contributed capital	37,990	37,919	71
Reinvested earnings (Accumulated deficit)	(3,734)	1,179	(4,913)
Accumulated other comprehensive income	2,235	1,269	966
Common stock in treasury, at cost	(4,071)	(5,002)	931
Deferred compensation - employee stock ownership plans and other	440	308	132
Noncontrolling interest	52,376	49,938	2,438

Total equity	85,533	85,908	(375)

Total Liabilities and Equity	$ 225,222	$ 230,461	$ (5,239)

Verizon – Selected Financial and Operating Statistics

Unaudited	12/31/12	12/31/11

Total debt (in millions)	$ 51,987	$ 55,152
Net debt (in millions)	$ 48,894	$ 41,790
Net debt / Adjusted EBITDA (1)	1.3x	1.2x
Common shares outstanding end of period (in millions)	2,859	2,834
Total employees	183,400	193,900
Quarterly cash dividends declared per common share	$ 0.515	$ 0.500

Footnotes:

(1)	Adjusted EBITDA excludes the effects of non-operational items.

The unaudited condensed consolidated balance sheets are based on preliminary information.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	$ Change

Cash Flows From Operating Activities
Net Income	$10,557	$10,198	$359
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	16,460	16,496	(36)
Employee retirement benefits	8,198	7,426	772
Deferred income taxes	(952)	(223)	(729)
Provision for uncollectible accounts	972	1,026	(54)
Equity in earnings of unconsolidated businesses, net of dividends received	77	36	41
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(403)	(2,279)	1,876
Other, net	(3,423)	(2,900)	(523)

Net cash provided by operating activities	31,486	29,780	1,706

Cash Flows From Investing Activities
Capital expenditures (including capitalized software)	(16,175)	(16,244)	69
Acquisitions of investments and businesses, net of cash acquired	(913)	(1,797)	884
Acquisitions of Wireless licenses, net	(3,935)	(221)	(3,714)
Net change in short-term investments	27	35	(8)
Other, net	494	977	(483)

Net cash used in investing activities	(20,502)	(17,250)	(3,252)

Cash Flows From Financing Activities
Proceeds from long-term borrowings	4,489	11,060	(6,571)
Repayments of long-term borrowings and capital lease obligations	(6,403)	(11,805)	5,402
Increase (decrease) in short-term obligations, excluding current maturities	(1,437)	1,928	(3,365)
Dividends paid	(5,230)	(5,555)	325
Proceeds from sale of common stock	315	241	74
Special distribution to noncontrolling interest	(8,325)	—	(8,325)
Other, net	(4,662)	(1,705)	(2,957)

Net cash used in financing activities	(21,253)	(5,836)	(15,417)

Increase (decrease) in cash and cash equivalents	(10,269)	6,694	(16,963)
Cash and cash equivalents, beginning of period	13,362	6,668	6,694

Cash and cash equivalents, end of period	$3,093	$13,362	$(10,269)

Verizon Communications Inc.

Verizon Wireless – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/11	% Change	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	% Change

Operating Revenues
Retail service	$ 15,786	$ 14,562	8.4	$ 61,440	$ 56,660	8.4
Other service	607	544	11.6	2,293	2,497	(8.2)

Service	16,393	15,106	8.5	63,733	59,157	7.7

Equipment	2,559	2,215	15.5	8,023	7,457	7.6
Other	1,042	933	11.7	4,112	3,540	16.2

Total Operating Revenues	19,994	18,254	9.5	75,868	70,154	8.1

Operating Expenses
Cost of services and sales	7,332	6,707	9.3	24,490	24,086	1.7
Selling, general and administrative expense	5,877	5,167	13.7	21,650	19,579	10.6
Depreciation and amortization expense	1,994	2,045	(2.5)	7,960	7,962	—

Total Operating Expenses	15,203	13,919	9.2	54,100	51,627	4.8

Operating Income	$ 4,791	$ 4,335	10.5	$ 21,768	$ 18,527	17.5
Operating Income Margin	24.0%	23.7%		28.7%	26.4%

Segment EBITDA	$ 6,785	$ 6,380	6.3	$ 29,728	$ 26,489	12.2
Segment EBITDA Service Margin	41.4%	42.2%		46.6%	44.8%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Verizon Wireless – Selected Operating Statistics

Unaudited				12/31/12	12/31/11	% Change

Connections (‘000)
Retail postpaid				92,530	87,382	5.9
Retail prepaid				5,700	4,785	19.1

Retail				98,230	92,167	6.6

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/11	% Change	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	% Change

Net Add Detail (‘000) (1)
Retail postpaid	2,100	1,207	74.0	5,024	4,252	18.2
Retail prepaid	142	252	(43.7)	893	372	*

Retail	2,242	1,459	53.7	5,917	4,624	28.0

Account Statistics
Retail Postpaid Accounts (‘000) (2)				35,057	34,561	1.4
Retail postpaid ARPA	$ 146.80	$ 137.69	6.6	$ 144.04	$ 134.51	7.1
Retail postpaid connections per account (2)				2.64	2.53	4.3

Churn Detail
Retail postpaid	0.95%	0.94%		0.91%	0.95%
Retail	1.24%	1.23%		1.19%	1.26%

Retail Postpaid Connection Statistics
Total Smartphone postpaid % of phones sold	86.5%	70.3%		78.4%	62.6%
Total Smartphone postpaid phone base (2)				58.1%	43.5%
Total Internet postpaid base (2)				9.3%	8.1%

Other Operating Statistics
Capital expenditures (in millions)	$ 2,791	$ 1,787	56.2	$ 8,857	$ 8,973	(1.3)

Footnotes:

(1)	Connection net additions exclude acquisitions and adjustments.

(2)	Statistics presented as of end of period.

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Financial Results

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/11	% Change	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	% Change

Operating Revenues
Consumer retail	$ 3,569	$ 3,429	4.1	$ 14,043	$ 13,606	3.2
Small business	660	684	(3.5)	2,659	2,731	(2.6)

Mass Markets	4,229	4,113	2.8	16,702	16,337	2.2

Strategic services	2,090	1,984	5.3	8,052	7,575	6.3
Core	1,756	1,945	(9.7)	7,247	8,047	(9.9)

Global Enterprise	3,846	3,929	(2.1)	15,299	15,622	(2.1)

Global Wholesale	1,770	1,938	(8.7)	7,240	7,973	(9.2)
Other	145	159	(8.8)	539	750	(28.1)

Total Operating Revenues	9,990	10,139	(1.5)	39,780	40,682	(2.2)

Operating Expenses
Cost of services and sales	5,878	5,511	6.7	22,413	22,158	1.2
Selling, general and administrative expense	2,313	2,213	4.5	8,883	9,107	(2.5)
Depreciation and amortization expense	2,125	2,115	0.5	8,424	8,458	(0.4)

Total Operating Expenses	10,316	9,839	4.8	39,720	39,723	—

Operating Income (Loss)	$ (326)	$ 300	*	$ 60	$ 959	(93.7)
Operating Income Margin	(3.3)%	3.0%		0.2%	2.4%

Segment EBITDA	$ 1,799	$ 2,415	(25.5)	$ 8,484	$ 9,417	(9.9)
Segment EBITDA Margin	18.0%	23.8%		21.3%	23.1%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

*	Not meaningful

Verizon Communications Inc.

Wireline – Selected Operating Statistics

Unaudited				12/31/12	12/31/11	% Change

Connections (‘000)
FiOS Video Subscribers				4,726	4,173	13.3
FiOS Internet Subscribers				5,424	4,817	12.6
FiOS Digital Voice residence connections				3,227	1,884	71.3

FiOS Digital connections				13,377	10,874	23.0

HSI				3,371	3,853	(12.5)
Total Broadband connections				8,795	8,670	1.4
Primary residence switched access connections				7,982	9,906	(19.4)
Primary residence connections				11,209	11,790	(4.9)

Total retail residence voice connections				11,849	12,626	(6.2)
Total voice connections				22,503	24,137	(6.8)

Unaudited	3 Mos. Ended 12/31/12	3 Mos. Ended 12/31/11	% Change	12 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	% Change

Net Add Detail (‘000)
FiOS Video Subscribers	134	194	(30.9)	553	701	(21.1)
FiOS Internet Subscribers	144	201	(28.4)	607	735	(17.4)
FiOS Digital Voice residence connections	289	424	(31.8)	1,343	1,067	25.9

FiOS Digital connections	567	819	(30.8)	2,503	2,503	—

HSI	(117)	(103)	13.6	(482)	(457)	5.5
Total Broadband connections	27	98	(72.4)	125	278	(55.0)
Primary residence switched access connections	(402)	(550)	(26.9)	(1,924)	(1,851)	3.9
Primary residence connections	(113)	(126)	(10.3)	(581)	(784)	(25.9)

Total retail residence voice connections	(156)	(183)	(14.8)	(777)	(990)	(21.5)
Total voice connections	(344)	(382)	(9.9)	(1,634)	(1,864)	(12.3)

Revenue and ARPU Statistics
Consumer ARPU	$ 105.63	$ 96.43	9.5	$ 101.77	$ 93.07	9.3
FiOS revenues (in millions)	$ 2,565	$ 2,216	15.7	$ 9,722	$ 8,293	17.2
Strategic services as a % of total Enterprise revenues	54.3%	50.5%		52.6%	48.5%

Other Operating Statistics
Capital expenditures (in millions)	$ 1,725	$ 1,632	5.7	$ 6,342	$ 6,399	(0.9)

Wireline employees (‘000)				86.4	91.8
FiOS Video Open for Sale (‘000)				14,200	13,250
FiOS Video penetration				33.3%	31.5%
FiOS Internet Open for Sale (‘000)				14,528	13,585
FiOS Internet penetration				37.3%	35.5%

Footnotes:

The segment financial results and metrics above are adjusted to exclude the effects of non-operational items, as the Company’s chief operating decision maker excludes these items in assessing business unit performance.

Intersegment transactions have not been eliminated.

Certain reclassifications have been made, where appropriate, to reflect comparable operating results.

Verizon Communications Inc.

Reconciliations – Verizon

Adjusted EBITDA

(dollars in millions)

Unaudited	3 Mos. Ended 3/31/11	3 Mos. Ended 6/30/11	3 Mos. Ended 9/30/11	3 Mos. Ended 12/31/11	3 Mos. Ended 3/31/12	3 Mos. Ended 6/30/12	3 Mos. Ended 9/30/12	3 Mos. Ended 12/31/12

Verizon Consolidated EBITDA
Consolidated net income (loss)	$ 3,264	$ 3,604	$ 3,542	$ (212)	$ 3,906	$ 4,285	$ 4,292	$ (1,926)
Add / (Subtract):
Provision (benefit) for income taxes	617	702	556	(1,590)	726	793	631	(2,810)
Interest expense	709	717	698	703	685	679	632	575
Other (income) and expense, net	(36)	(10)	(24)	84	(19)	(34)	(10)	1,079
Equity in earnings of unconsolidated business	(101)	(121)	(125)	(97)	(103)	(72)	(62)	(87)

Operating income (loss)	4,453	4,892	4,647	(1,112)	5,195	5,651	5,483	(3,169)
Add Depreciation and amortization expense	4,024	4,113	4,179	4,180	4,028	4,128	4,167	4,137

Consolidated EBITDA	$ 8,477	$ 9,005	$ 8,826	$ 3,068	$ 9,223	$ 9,779	$ 9,650	$ 968

Other Items (Before Tax)
Severance, Pension, and Benefit Charges	—	—	329	5,625	—	—	—	7,186
Litigation Settlements	—	—	—	—	—	—	384	—
Other restructuring costs	—	—	—	—	—	—	—	276

	—	—	329	5,625	—	—	384	7,462

Consolidated Adjusted EBITDA	$ 8,477	$ 9,005	$ 9,155	$ 8,693	$ 9,223	$ 9,779	$ 10,034	$ 8,430

Net Debt to Adjusted EBITDA Ratio

(dollars in millions)

Unaudited	12/31/11	12/31/12

Verizon Net Debt
Debt maturing within one year	$ 4,849	$ 4,369
Long-term debt	50,303	47,618

Total Debt	55,152	51,987
Less Cash and cash equivalents	13,362	3,093

Net Debt	$ 41,790	$ 48,894

Net Debt to Adjusted EBITDA Ratio	1.2x	1.3x

Adjusted EPS

Unaudited	3 Mos. Ended 12/31/11	3 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	12 Mos. Ended 12/31/12

Earnings Per Common Share, Reported	$ (0.71)	$ (1.48)	$ 0.85	$ 0.31
Severance, Pension, and Benefit Charges	1.20	1.55	1.27	1.55
Litigation Settlements	—	—	—	0.08
Early Debt Redemption and Other Restructuring Costs	0.03	0.31	0.03	0.31

Adjusted EPS	$ 0.52	$ 0.38	$ 2.15	$ 2.24

Note: EPS may not add due to rounding.

Free Cash Flow

(dollars in millions)

Unaudited	12 Mos. Ended 12/31/11	12 Mos. Ended 12/31/12

Net cash provided by operating activities	$ 29,780	$ 31,486
Less Capital expenditures	16,244	16,175

Free Cash Flow	$ 13,536	$ 15,311

Verizon Communications Inc.

Reconciliations – Segments

Verizon Wireless

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/11	3 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	12 Mos. Ended 12/31/12

Verizon Wireless Segment EBITDA
Operating income	$ 4,335	$ 4,791	$ 18,527	$ 21,768
Add Depreciation and amortization expense	2,045	1,994	7,962	7,960

Verizon Wireless Segment EBITDA	$ 6,380	$ 6,785	$ 26,489	$ 29,728

Verizon Wireless total operating revenues	$ 18,254	$ 19,994	$ 70,154	$ 75,868

Verizon Wireless service revenues	$ 15,106	$ 16,393	$ 59,157	$ 63,733

Verizon Wireless operating income margin	23.7%	24.0%	26.4%	28.7%

Verizon Wireless Segment EBITDA service margin	42.2%	41.4%	44.8%	46.6%

Wireline

(dollars in millions)

Unaudited	3 Mos. Ended 12/31/11	3 Mos. Ended 12/31/12	12 Mos. Ended 12/31/11	12 Mos. Ended 12/31/12

Wireline Segment EBITDA
Operating income (loss)	$ 300	$ (326)	$ 959	$ 60
Add Depreciation and amortization expense	2,115	2,125	8,458	8,424

Wireline Segment EBITDA	$ 2,415	$ 1,799	$ 9,417	$ 8,484

Wireline total operating revenues	$ 10,139	$ 9,990	$ 40,682	$ 39,780

Wireline operating income margin	3.0%	(3.3)%	2.4%	0.2%

Wireline Segment EBITDA margin	23.8%	18.0%	23.1%	21.3%

Wireline Segment EBITDA
Operating income	$ 60
Add Superstorm Sandy impact	319

Operating income excluding the Superstorm Sandy impact	379
Add Depreciation and amortization expense	8,424

Wireline Segment EBITDA excluding the Superstorm Sandy impact	$ 8,803

Wireline total operating revenues	$ 39,780

Wireline operating income margin excluding the Superstorm Sandy impact	1.0%

Wireline Segment EBITDA margin excluding the Superstorm Sandy impact	22.1%